UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 8, 2011

CHENIERE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16383	95-4352386
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street Suite 800 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
On June 22, 2011, Cheniere Energy, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Report”) to report on the voting results of its annual meeting of stockholders held on June 16, 2011 (the “Annual Meeting”), including, among other matters, the results of the advisory vote of the stockholders regarding the frequency of stockholder advisory votes on the compensation paid to the Company's named executive officers (“Say-On-Pay Vote”). This Form 8-K/A is being filed as an amendment to the Report to disclose the decision of the Board of Directors (the “Board”) as to how frequently the Company will hold Say-On-Pay-Votes. No other changes have been made to the Report.

Item 5.07.     Submission of Matters to a Vote of Security Holders.
On June 16, 2011, at the Annual Meeting, our stockholders voted, in a non-binding advisory vote, to hold annual Say-On-Pay Votes. As a result of the stockholder advisory vote, the Board determined, at its meeting on September 8, 2011, that the Company will hold future non-binding Say-On-Pay Votes on an annual basis until the next required advisory vote on the frequency of such Say-On-Pay Votes occurs. The Company is required to hold an advisory vote on the frequency of Say-On-Pay Votes every six years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Date:	September 12, 2011	By:	/s/ Meg A. Gentle
		Name:	Meg A. Gentle
		Title:	Senior Vice President and
Chief Financial Officer